Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2002, except as to Note 17 for which the date is September 18, 2002 relating to the financial statements of Spectra Systems Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Boston, MA
September 19, 2002